Exhibit 10.4

1101 Market Street, Chattanooga, Tennessee 37402

January 13, 2025

Thomas C. Rice

Dear Mr. Rice,

On behalf of TVA, it is with great pleasure that I offer you the position of SVP & Chief Financial Officer, effective January 27, 2025. The compensation components for your new role are as follows:

Your salary will be $600,000.

Your Executive Annual Incentive Plan (EAIP) opportunity will increase to 75% and will be prorated for the FY 2025 plan year based upon full months in new role. Actual EAIP amounts will be based on scorecard results.

You will be issued a new prorated Long-Term Incentive Performance grants in the amounts of $342,870 for the FY23-25 cycle, $616,000 for the FY24-26 cycle and $893,444 for the FY25-27 cycle, based on a target award of $980,000 for your new role. This grant will replace the previously awarded FY23-25, FY24-26 and FY25-27 performance grants. Actual LTI-P amounts will be based on scorecard results.

Your Long-Term Retention grant target award will be set at $420,000, with remaining FY23-25, FY24-26 and FY25-27 awards prorated based upon full months in new role.

Please indicate your acceptance of this offer (below).

Regards,

Jeff Lyash
President & Chief Executive Officer

Accepted: ___/s/ Thomas C. Rice_____
    Thomas C. Rice

cc:    Executive Compensation
Human Resources